UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006 (March 13, 2006)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32739	20-1821898
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

44 Vantage Way, Suite 300
Nashville, Tennessee	37228
(Address of principal executive offices)	(Zip Code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
     On March 13, 2006, after consideration of presentations and recommendations of management and such other matters and information as deemed appropriate, including the financial results of the company for the year ended December 31, 2005 and the terms of the relevant employment agreements previously filed with the SEC, the Compensation Committee of the Board of Directors of HealthSpring, Inc. approved the following cash incentive bonuses relating to 2005 performance for the following named executive officers:

Name	Title	Bonus
Herbert A. Fritch	President and Chief Executive Officer	$525,000
Jeffrey L. Rothenberger	Executive Vice President and Chief Operating Officer	$400,000
Kevin M. McNamara	Executive Vice President and Chief Financial Officer	$350,000
J. Murray Blackshear	Executive Vice President and President -- Tennessee Division	$315,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: March 17, 2006